Exhibit 32.4

RULE 13(a)-14(b) CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of Brandywine Operating Partnership, L.P. (the “Partnership”) on Form 10-K for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas E. Wirth, Executive Vice President and Chief Financial Officer of Brandywine Realty Trust, the Partnership's sole general partner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas E. Wirth

Thomas E. Wirth

Executive Vice President and Chief Financial Officer

Date: February 26, 2016

* A signed original of this written statement required by Section 906 has been provided to Brandywine Realty Trust and will be retained by Brandywine Realty Trust and furnished to the Securities and Exchange Commission or its staff upon request.